EXHIBIT 99
NEWS RELEASE

CONTACT:                     Thor Erickson – Investor Relations
(770) 989-3110

Laura Brightwell – Media Relations
(770) 989-3023

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES INC.
REPORTS THIRD-QUARTER 2007 RESULTS

•	Third quarter EPS totaled 55 cents, or 44 cents excluding items affecting comparability; comparable net income declined 1½ percent to $213 million.

•	Efficiency initiatives, restructuring progress, and North American pricing growth help offset overall volume softness and the impact of high North American cost of goods.

•	CCE raises full-year targets, with comparable earnings per share of $1.31 to $1.36.

ATLANTA, October 24, 2007 – Coca-Cola Enterprises (NYSE: CCE) today reported third-quarter 2007 net income of $268 million, or 55 cents per diluted share. Excluding previously announced restructuring charges and other items affecting comparability, third-quarter 2007 net income was $213 million or 44 cents per diluted share.

	Third Quarter		First Nine Months
	2007	2006	2007	2006
Reported (GAAP)	$0.55	$0.44	$1.14	$1.18
Restructuring Charges	0.04	0.01	0.12	0.08
Legal Settlement Accrual Reversa	-	-	(0.01)	-
Gain on Asset Sale	(0.03)	-	(0.03)	-
Debt Extinguishment Cost	-	-	0.01	-
Loss on Equity Securities	-	-	0.02	-
Gain on Termination of Distribution Agreement	(0.02)	-	(0.02)	-
Net Favorable Tax Items	(0.10)	-	(0.12)	(0.15)
Comparable Diluted Net Income Per Share(a)	$0.44	$0.45	$1.11	$1.11
(a) This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.

Third quarter results reflect strong pricing growth driven by a high cost environment in North America, soft volume trends in both North America and Europe, and the benefits of initiatives to improve efficiency and effectiveness and control operating expenses. With these factors, comparable operating income grew 1 percent in the third quarter, and reported operating income increased ½ percent. Foreign currency translations contributed approximately 4 percent to operating income growth and 3 cents to third quarter EPS growth.

           “We continue to make solid progress against our strategic objectives, driving improving levels of customer service, efficiency and effectiveness through our restructuring efforts as we significantly expand and enhance our brand portfolio in conjunction with The Coca-Cola Company,” said John F. Brock, president and chief executive officer.  “These efforts are strengthening our company for the long-term and will enable us to reach our long-term performance targets more quickly as we move beyond this year’s unusually high increase in the cost of goods environment in North America.”

Third quarter consolidated physical case bottle and can volume declined 2½ percent, net pricing per case was up 4 percent, and cost of sales per case increased 6 percent.  Both pricing and cost of sales results exclude the effects of currency translations.  Pages 10 through 14 of this release provide a reconciliation of reported and comparable operating results.

North American Results

For the quarter, North American cost of sales per case increased 8½ percent as prices for aluminum and sweetener remained high.  Net pricing per case grew 6 percent, while volume declined 2½ percent. Though sparkling beverage performance remained weak, both Coca-Cola Zero and higher margin energy drinks continued to achieve strong growth.

Still beverages, which currently account for approximately 20 percent of our North American portfolio, grew in a low single-digit range in the quarter, reflecting growth in water, isotonics, and teas.

“Although third quarter volume in North America remained soft, in part due to essential pricing initiatives, we remain optimistic about our long-term outlook and growth potential,” Mr. Brock said.  “For example, we are encouraged by the progress of our Red, Black, and Silver execution initiative – highlighted by the ongoing development of Coca-Cola Zero – which continues to increase consumer awareness of our core brands.

“In 2008 and beyond, the addition of the glacéau brands will also enhance our position in the growing category of still and emerging beverages,” Mr. Brock said.  “The glacéau brands, coupled with Fuze and Campbell’s beverages, put us much closer to our goal of being number one or number two in each beverage category in which we choose to compete.”

The company began distribution of Fuze and the Campbell’s single-serve beverages in the third quarter and will begin distribution of glacéau brands in early November in a majority of our North American territories.  Beginning in 2008, these new brands will strengthen CCE's ability to reach its long-term growth objectives while creating new opportunities to invest against our sparkling beverage portfolio and our go-to-market capabilities.

European Results

Total European volume in the third quarter declined 3 percent, in part because of the impact of cool, wet weather in the first half of the quarter.  Volume trends improved later in the quarter, though the improvement was not sufficient to overcome the comparison to strong mid single-digit volume growth in the same quarter a year ago.  Net pricing per case was flat as strong promotional programs limited pricing growth. European cost of sales per case grew at a rate of 1½ percent.

In the quarter, our Red, Black, and Silver initiative continued to achieve solid performance driven primarily by the strength of Coca-Cola Zero. Europe also achieved low to mid single-digit growth in juices and isotonics, although teas and water declined. Though immediate consumption sales were down in a low single-digit range, CCE believes the reorganization of our full service vending business in Europe, the expansion of our Boost Zone program in Great Britain, and our ongoing cooler placement initiative will provide ongoing strength to this channel.

“Despite challenging operating conditions early in the quarter, we believe Europe continues to offer significant opportunities for growth,” Mr. Brock said.  “Volume trends improved later in the third quarter, and we believe we will return to growth in the fourth quarter.

“Long-term in Europe, we are working to build on the strength of our industry-leading sparkling portfolio, to expand our presence in stills, and to create enhanced efficiency through the development of our Pan European capabilities,” Mr. Brock said. “With these steps, we remain confident we can achieve sustainable long-term growth.”

Full-Year 2007 Outlook

Management now expects comparable 2007 earnings per diluted common share in a range of $1.31 to $1.36.  This contains the expected impact of currency and excludes nonrecurring items.  Restructuring charges are expected to be approximately $125 million for the year.  Free cash flow from operations less capital spending is expected to total more than $675 million, with capital spending of approximately $1 billion.

CCE will webcast its third quarter conference call with analysts and investors live over the Internet today at 10:00 a.m. EDT.  The call is available through our Web site at www.cokecce.com.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment.  Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties statements found under Item 1 of Part I in our 2006 Annual Report, and under Item 1A of Part II in our second-quarter 2007 Form 10-Q.

# # #

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)
	Third Quarter
	2007(a)	2006(b)	Change
Net Operating Revenues	$5,405	$5,218	3½	%
Cost of Sales	3,320	3,181	4½	%
Gross Profit	2,085	2,037	2½	%
Selling, Delivery, and Administrative Expenses	1,635	1,589	3%
Operating Income	450	448	½	%
Interest Expense, Net	155	159
Other Nonoperating Income, Net	9	5
Income Before Income Taxes	304	294
Income Tax Expense	36	81
Net Income	$268	$213
Basic Weighted Average Common Shares Outstanding	481	476
Basic Net Income Per Share(c)	$0.56	$0.45
Diluted Weighted Average Common Shares Outstanding	488	482
Diluted Net Income Per Share(c)	$0.55	$0.44

(a) Third-quarter 2007 net income includes net favorable items totaling $55 million, or 11 cents per diluted share.
See page 10 of this earnings release for a list of these items.

(b) Third-quarter 2006 net income includes net unfavorable items totaling $3 million, or 1 cent per diluted share.
See page 10 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	First Nine Months
	2007(a)	2006(b)	Change
Net Operating Revenues	$15,637	$15,018	4%
Cost of Sales	9,592	9,068	6%
Gross Profit	6,045	5,950	1½ %
Selling, Delivery, and Administrative Expenses	4,884	4,787	2%
Operating Income	1,161	1,163	Flat
Interest Expense, Net	467	472
Other Nonoperating (Expense) Income, Net	(3)	8
Income Before Income Taxes	691	699
Income Tax Expense	138	131
Net Income	$553	$568
Basic Weighted Average Common Shares Outstanding	480	474
Basic Net Income Per Share(c)	$1.15	$1.20
Diluted Weighted Average Common Shares Outstanding	485	480
Diluted Net Income Per Share(c)	$1.14	$1.18

(a) First nine months of 2007 net income includes net favorable items totaling $16 million, or 3 cents per diluted common share. See page 11 of this earnings release for a list of these items.

(b) First nine months of 2006 net income includes net favorable items totaling $37 million, or 7 cents per diluted common share. See page 11 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions)

	September 28,	December 31,
	2007	2006
ASSETS
Current:
Cash and cash equivalents	$130	$184
Trade accounts receivable, net	2,254	2,089
Amounts receivable from The Coca-Cola Company	180	106
Inventories	1,074	792
Current deferred income tax assets	198	230
Prepaid expenses and other current assets	418	401
Total Current Assets	4,254	3,802
Property, plant, and equipment, net	6,666	6,698
Goodwill	606	603
Franchise license intangible assets, net	11,837	11,452
Customer distribution rights and other
noncurrent assets, net	778	811
	$24,141	$23,366
LIABILITIES AND SHAREOWNERS’ EQUITY
Current:
Accounts payable and accrued expenses	$2,807	$2,732
Amounts payable to The Coca-Cola Company	356	324
Deferred cash receipts from The Coca-Cola Company	49	64
Current portion of debt	812	804
Total Current Liabilities	4,024	3,924
Debt, less current portion	9,007	9,218
Retirement and insurance programs and
other long-term obligations	1,425	1,467
Deferred cash receipts from The Coca-Cola Company,
less current	140	174
Long-term deferred income tax liabilities	4,155	4,057
Shareowners’ equity	5,390	4,526
	$24,141	$23,366

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions)

	Nine Months Ended
	September 28,	September 29,
	2007	2006
Cash Flows From Operating Activities
Net income	$553	$568
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	784	754
Net change in customer distribution rights	4	23
Share-based compensation expense	28	47
Deferred funding income from The Coca-Cola Company, net of cash received	(49)	(88)
Deferred income tax expense	45	73
Pension expense less than retirement plan contributions	(47)	(40)
Net changes in assets and liabilities, net of acquisition amounts	(372)	(412)
Net cash derived from operating activities	946	925

Cash Flows From Investing Activities
Capital asset investments	(633)	(621)
Capital asset disposals	56	21
Acquisition of bottling operations, net of cash acquired	-	(102)
Other investing activities	(9)	(10)
Net cash used in investing activities	(586)	(712)

Cash Flows From Financing Activities
(Decrease) increase in commercial paper, net	(328)	657
Issuances of debt	1,354	741
Payments on debt	(1,458)	(1,568)
Dividend payments on common stock	(87)	(86)
Exercise of employee share options	88	49
Other financing activities	12	2
Net cash used in financing activities	(419)	(205)
Net effect of exchange rate changes on cash and cash equivalents	5	5
Net Change In Cash and Cash Equivalents	(54)	13
Cash and Cash Equivalents at Beginning of Period	184	107
Cash and Cash Equivalents at End of Period	$130	$120

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

Reconciliation of Income(a)	Third-Quarter 2007
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Gain on Asset Sale	Gain on Termination of Distribution Agreement	Net Favorable Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$5,405	$-	$-	$-	$-	$5,405
Cost of Sales	3,320	-	-	-	-	3,320
Gross Profit	2,085	-	-	-	-	2,085
Selling, Delivery, and Administrative Expenses	1,635	(28)	20	-	-	1,627
Operating Income	450	28	(20)	-	-	458
Interest Expense, Net	155	-	-	-	-	155
Other Nonoperating Income (Expense), Net	9	-	-	(12)	-	(3)
Income Before Income Taxes	304	28	(20)	(12)	-	300
Income Tax Expense	36	10	(6)	(4)	51	87
Net Income	$268	$18	$(14)	$(8)	$(51)	$213
Diluted Net Income Per Share	$0.55	$0.04	$(0.03)	$(0.02)	$(0.10)	$0.44

Reconciliation of Income(a)	Third-Quarter 2006
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Gain on Asset Sale	Gain on Termination of Distribution Agreement	Net Favorable Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$5,218	$-	$-	$-	$-	$5,218
Cost of Sales	3,181	-	-	-	-	3,181
Gross Profit	2,037	-	-	-	-	2,037
Selling, Delivery, and Administrative Expenses	1,589	(5)	-	-	-	1,584
Operating Income	448	5	-	-	-	453
Interest Expense, Net	159	-	-	-	-	159
Other Nonoperating Income, Net	5	-	-	-	-	5
Income Before Income Taxes	294	5	-	-	-	299
Income Tax Expense	81	2	-	-	-	83
Net Income	$213	$3	$-	$-	$-	$216
Diluted Net Income Per Share	$0.44	$0.01	$-	$-	$-	$0.45

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this  information to review results excluding items that are not necessarily indicative of our ongoing results.

.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)
Reconciliation of Income(a)	First Nine-Months 2007
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Legal Settlement Accrual Reversal	Gain on Asset Sale	Debt Extinguishment Cost	Loss on Equity Securities	Gain on Termination of Distribution Agreement	Net Favorable Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$15,637	$-	$-	$-	$-	$-	$-	$-	$15,637
Cost of Sales	9,592	-	-	-	-	-	-	-	9,592
Gross Profit	6,045	-	-	-	-	-	-	-	6,045
Selling, Delivery, and administrative Expenses	4,884	(89)	8	20	-	-	-	-	4,823
Operating Income	1,161	89	(8)	(20)	-	-	-	-	1,222
Interest Expense, Net	467	-	5	-	(5)	-	-	-	467
Other Nonoperating (Expense) Income, Net	(3)	-	-	-	-	14	(12)	-	(1)
Income Before Income Taxes	691	89	(13)	(20)	5	14	(12)	-	754
Income Tax Expense	138	32	(5)	(6)	2	4	(4)	56	217
Net Income	$553	$57	$(8)	$(14)	$3	$10	$(8)	$(56)	$537
Diluted Net Income Per Share	$1.14	$0.12	$(0.01)	$(0.03)	$0.01	$0.02	$(0.02)	$(0.12)	$1.11

Reconciliation of Income(a)	First Nine-Months 2006
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Legal Settlement Accrual Reversal	Gain on Asset Sale	Debt Extinguishment Cost	Loss on Equity Securities	Gain on Termination of Distribution Agreement	Net Favorable Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$15,018	$-	$-	$-	$-	$-	$-	$-	$15,018
Cost of Sales	9,068	-	-	-	-	-	-	-	9,068
Gross Profit	5,950	-	-	-	-	-	-	-	5,950
Selling, Delivery, and Aministrative Expenses	4,787	(52)	-	-	-	-	-	-	4,735
Operating Income	1,163	52	-	-	-	-	-	-	1,215
Interest Expense, Net	472	-	-	-	-	-	-	-	472
Other Nonoperating Income, Net	8	-	-	-	-	-	-	-	8
Income Before Income Taxes	699	52	-	-	-	-	-	-	751
Income Tax Expense	131	18	-	-	-	-	-	71	220
Net Income	$568	$34	$-	$-	$-	$-	$-	$(71)	$531
Diluted Net Income Per Share	$1.18	$0.08	$-	$-	$-	$-	$-	$(0.15)	$1.11

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

	Third-Quarter 2007
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Gain on Asset Sale	Comparable (non-GAAP)
North America	$344	$19	$(20)	$343
Europe	215	3	-	218
Corporate	(109)	6	-	(103)
Operating Income	$450	$28	$(20)	$458

	Third-Quarter 2006
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Gain on Asset Sale	Comparable (non-GAAP)
North America	$325	$3	$-	$328
Europe	236	1	-	237
Corporate	(113)	1	-	(112)
Operating Income	$448	$5	$-	$453

Segment Revenue	Third Quarter
	2007	2006
North America	$3,813	$3,692
Europe	1,592	1,526
Net Operating Revenues	$5,405	$5,218

(a)  These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.  Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

	First Nine-Months 2007
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Legal Settlement Accrual Reversal	Gain on Asset Sale	Comparable (non-GAAP)
North America	$881	$68	$-	$(20)	$929
Europe	607	8	-	-	615
Corporate	(327)	13	(8)	-	(322)
Operating Income	$1,161	$89	$(8)	$(20)	$1,222

	First Nine-Months 2006
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Legal Settlement Accrual Reversal	Gain on Asset Sale	Comparable (non-GAAP)
North America	$955	$8	$-	$-	$963
Europe	574	35	-	-	609
Corporate	(366)	9	-	-	(357)
Operating Income	$1,163	$52	$-	$-	$1,215

Segment Revenue	First Nine Months
	2007	2006
North America	$10,979	$10,776
Europe	4,658	4,242
Net Operating Revenues	$15,637	$15,018

(a)  These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.  Management uses this information  to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF NON-GAAP MEASURES

	Third-Quarter 2007 Change Versus Third-Quarter 2006			First Nine-Months 2007 Change Versus First Nine-Months 2006
	North America	Europe	Consolidated	North America	Europe	Consolidated
Net Revenues Per Case
Change in Net Revenues per Case	6.0%	7.5%	6.5%	5.0%	9.0%	6.5%
Impact of Customer Marketing and
Other Promotional Adjustments	0.0%	0.0%	0.0%	0.0%	0.5%	0.0%
Impact of Post Mix, Agency, and Other	0.5%	0.0%	0.5%	0.0%	(0.5)%	0.0%
Bottle and Can Net Pricing Per Case(a)	6.5%	7.5%	7.0%	5.0%	9.0%	6.5%
Impact of Currency Exchange Rate Changes	(0.5)%	(7.5)%	(3.0)%	0.0%	(8.0)%	(2.5)%
Currency-Neutral Bottle and Can
Net Pricing per Case(c)	6.0%	0.0%	4.0%	5.0%	1.0%	4.0%

Cost of Sales Per Case
Change in Cost of Sales per Case	6.5%	9.5%	7.5%	7.0%	10.0%	8.0%
Impact of Excluding Bottle and Can
Marketing Credits and Jumpstart Funding	2.0%	0.0%	1.5%	2.0%	0.0%	1.5%
Impact of Post Mix, Agency, and Other	1.0%	0.0%	0.5%	0.5%	0.0%	0.5%
Bottle and Can Cost of Sales Per Case(b)	9.5%	9.5%	9.5%	9.5%	10.0%	10.0%
Impact of Currency Exchange Rate Changes	(1.0)%	(8.0)%	(3.5)%	(0.5)%	(8.0)%	(3.0)%
Currency-Neutral Bottle and Can
Cost of Sales per Case(c)	8.5%	1.5%	6.0%	9.0%	2.0%	7.0%

Physical Case Bottle and Can Volume
Change in Volume	(2.5)%	(3.0)%	(2.5)%	(3.0)%	1.0%	(2.0)%

	First Nine Months		Full-Year 2007 Forecast
Reconciliation of Free Cash Flow (d)	2007	2006
Net Cash From Operating Activities	$946	$925	$1,575	(Approx.)
Less: Capital Asset Investments	(633)	(621)	(965)	(Approx.)
Add: Capital Asset Disposals	56	21	65	(Approx.)
Free Cash Flow	$369	$325	More than $675

	September 28,	December 31,
Reconciliation of Net Debt (e)	2007	2006
Current Portion of Debt	$812	$804
Debt, Less Current Portion	9,007	9,218
Less: Cash and Cash Equivalents	(130)	(184)
Net Debt	$9,689	$9,838

Full-Year 2007
Items Impacting Diluted Earnings Per Share	Forecast
Restructuring Charges (estimate)	$0.15 to 0.18
Legal Settlement Accrual Reversal	(0.01)
Gain on Asset Sale	(0.03)
Debt Extinquishment Cost (estimate)	0.02
Net Favorable Tax Items (estimate)	(0.15)
Total Items Impacting Diluted Earnings Per Share	$(0.02) to 0.01

(a)
The non-GAAP financial measure "Bottle and Can Net Pricing per Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace.  The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail  environment.  Our bottle and can sales accounted for approximately 90 percent of our net revenue during the first nine months of 2007 and 2006.

(b)
The non-GAAP financial measure "Bottle and Can Cost of Sales per Case" is used to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.

(c)
The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

(d)	The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(e)	The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.